Exhibit 99.1

March 30, 2012

Dear McEwen Mining Shareholders,

Please find the attached El Gallo Complex development update.

Phase 1 construction at the El Gallo Complex remains within budget and on schedule for first gold pour expected mid-year, 2012!

Key development highlights over the past two weeks are:

• Concrete pouring continues for process plant foundation

• Crushing and process plant equipment arrives on site

• Administration building nears completion

• Final grading preparations for heap leach pad expansion nears completion

To view the El Gallo Development Photo Update, please click here.

For further information contact:

Jenya Meshcheryakova	Mailing Address
Investor Relations	181 Bay Street Suite 4750
Tel: (647) 258-0395 ext 410	Toronto ON M5J 2T3
Toll Free: (866) 441-0690	P.O. Box 792
Fax: (647) 258-0408	E-mail: info@mcewenmining.com

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MUX El Gallo Complex Development Photo Update March 30, 2012 MCEWEN MINING

2 Process plant foundation.

3 Process plant foundation.

4 Crushing plant equipment arriving on site.

5 Crushing plant equipment arriving on site.

6 Process plant equipment arriving on site.

7 Process plant equipment arriving on site.

8 Process plant equipment arriving on site.

9 Process plant equipment arriving on site.

10 Administration building nears completion.

11 Heap leach pad expansion being prepared for clay lining.

12 Samanegio open pit mining continues.

MUX For further information please contact: Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 Toll Free: (866) 441- 0690 Fax: (647) 258-0408 Email: info@mcewenmining.com MCEWEN MINING